Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

 PURSUANT TO 18 U.S.C. §1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Lynne Phillis, Controller (principal financial officer) of Iveda Solutions, Inc. (the “Registrant”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2012 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: August 13, 2012

/s/ Lynne Phillis
Lynne Phillis
Controller
(Principal Financial and Accounting Officer)